Exhibit 21

INDEPENDENT BANK CORPORATION
Subsidiaries of the Registrant

State of Incorporation
IBC Capital Finance III
Grand Rapids, Michigan	Delaware
IBC Capital Finance IV
Grand Rapids, Michigan	Delaware
Midwest Guaranty Trust I
Grand Rapids, Michigan	Delaware
TCSB Statutory Trust I
Grand Rapids, Michigan	Delaware
Independent Bank
Grand Rapids, Michigan	Michigan
IB Advisory Services, Inc. (dba IB Wealth Management),
Grand Rapids, Michigan
(a subsidiary of Independent Bank)	Michigan
Independent Title Services, Inc., Grand Rapids, Michigan
(a subsidiary of Independent Bank Corporation)	Michigan
Independent Life Insurance Trust, Grand Rapids, Michigan
(a subsidiary of Independent Bank)	Michigan
Independent Community Equity, LLC, Grand Rapids, Michigan
(a subsidiary of Independent Bank Corporation)	Michigan
Independent Investment Company, Grand Rapids, Michigan
(a subsidiary of Independent Bank)	Michigan
Independent Bridgeview Investor, LLC, Grand Rapids, Michigan
(a subsidiary of Independent Bank)	Michigan

Note: Table excludes insignificant subsidiaries, such as single-member limited liability companies formed solely to hold other real estate.